Exhibit 99.1

GCI LIBERTY, INC.

FORM OF NOTICE OF GUARANTEED DELIVERY
RELATING TO SHARES SUBSCRIBED FOR PURSUANT

TO THE BASIC SUBSCRIPTION AND OVERSUBSCRIPTION PRIVILEGE

As set forth in GCI Liberty’s (the “Company”) prospectus, dated November 26, 2025, which forms a part of the Company’s Registration Statement on Form S-1, under “The Rights Offering—Delivery of Subscription Materials and Payment,” this form (or one substantially equivalent hereto) may be used as a means of effecting the subscription and payment for shares of Series C GCI Group common stock, par value $0.01 per share, of the Company subscribed for pursuant to the basic subscription privilege and the oversubscription privilege. Such form may be delivered or sent by overnight delivery or first class mail to the Subscription Agent and must be received prior to 5:00 p.m., New York City time, on December 17, 2025, unless extended by the Company in its sole discretion (as it may be extended, the “Expiration Time”).

The Subscription Agent is:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC

Attention: GCI Liberty, Inc. Rights Offering

By First Class Mail Only	By Registered, Certified or Express Mail,
(No Overnight/Express Mail):	or Overnight Courier:
Broadridge, Inc.	Broadridge, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0718	Edgewood, NY 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended), which may include (i) a commercial bank or trust company, (ii) a member firm of a domestic stock exchange or (iii) a savings bank or credit union, that completes this form must communicate the guarantee and the number of shares of Series C GCI Group common stock subscribed for pursuant to both the basic subscription privilege and the oversubscription privilege to the Subscription Agent and the Subscription Agent must receive this Notice of Guaranteed Delivery and full payment for all shares of Series C GCI Group common stock subscribed for pursuant to the basic subscription privilege and the oversubscription privilege at or prior to the Expiration Time, guaranteeing delivery to the Subscription Agent of a properly completed and duly executed Series C GCI Group Rights Certificate. The Series C GCI Group Rights Certificate must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the first business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent. Failure to timely and properly deliver this Notice of Guaranteed Delivery or to make the delivery guaranteed herein will result in a forfeiture of the rights.

This Notice of Guaranteed Delivery shall not be used to guarantee signatures. If a signature on the Series C GCI Group Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) under the instructions to the Series C GCI Group Rights Certificate, the signature guarantee must appear in the applicable space provided in the signature box on the Series C GCI Group Rights Certificate.

GUARANTEE

The undersigned, an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended) guarantees delivery to the Subscription Agent at or prior to 5:00 p.m., New York City time, on the first business day after the date this Notice of Guaranteed Delivery is delivered to the Subscription Agent of a properly completed and duly executed Series C GCI Group Rights Certificate.

Broker Assigned Control #

LIBERTY MEDIA CORPORATION

1.	Basic Subscription	Number of Series C GCI Group Rights		rights
exercised:

		Number of Series C GCI Group		shares
common stock shares subscribed for pursuant
to the basic subscription privilege for which you are guaranteeing delivery of the Series C GCI Group Rights Certificate and full payment:

		Total payment to be made or previously made	$
		in connection with basic subscription:	(Shares × $[•], the subscription price)

2.	Oversubscription Privilege	Number of Series C GCI Group		shares
common stock shares subscribed for pursuant to the oversubscription privilege for which you are guaranteeing delivery of the Series C GCI Group Rights Certificate and full payment:

		Total payment to be made or previously made	$
		in connection with oversubscription privilege:	(Shares × $[•], the subscription price)

3.	Totals	Total number of Series C GCI Group		rights
Rights exercised:

		Total number of Series C GCI Group		shares
common stock shares subscribed for pursuant to the basic subscription privilege and oversubscription privilege for which you are guaranteeing delivery on the Series C GCI Group Rights Certificate:

		Total payment to be made or previously made:	$

4.	Method of Delivery
(Check one)

☐	Through the Depository Trust Company (“DTC”)

☐	Direct to Broadridge Corporate Issuer Solutions, LLC, as the Subscription Agent.

Please assign above a unique control number for each guarantee submitted. This number needs to be referenced on any direct delivery or any delivery through DTC.

Name of Firm

Authorized Signature

Name (Please print or type)

Title

DTC Participant Number

Contact Name

Address

City State Zip Code

Phone Number

Date